Exhibit 9

McAFEE & TAFT

A PROFESSIONAL CORPORATION

10th Floor, Two Leadership Square

211 North Robinson, Oklahoma City, OK 73102-7103

(405) 235-9621 - FAX (405) 235-0439

www.mcafeetaft.com

April 30, 2008

American Fidelity Assurance Company

2000 North Classen Boulevard

Oklahoma City, Oklahoma 73106

Re:	American Fidelity Separate Account B -

Post Effective Amendment No. 14 and 15

to Form N-4 Registration Statement

(Nos. 333-25663 and 811-08187)

Ladies and Gentlemen:

You have requested our opinion in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 14 and 15 to the above-referenced Registration Statement on Form N-4 for the AFAdvantage Variable Annuity(R) contract (the "Contract") to be issued by American Fidelity Assurance Company ("AFA") and its separate account, American Fidelity Separate Account B.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Based on the foregoing, we are of the opinion that:

(1)     American Fidelity Separate Account B is a separate account as the term is defined in Section 2(a)(37) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.

(2)     Upon acceptance of purchase payments made by a contract owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, the Contract and the interests therein, will have been legally issued, and will represent binding obligations of AFA, provided that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

You may use this opinion letter as an exhibit to the Registration Statement. We consent to the reference to our firm under the caption "Legal Opinion" contained in the Statement of Additional Information which forms a part of the above-referenced Registration Statement.

Very truly yours,

MCAFEE & TAFT A PROFESSIONAL CORPORATION

McAfee & Taft A Professional Corporation